U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 1, 2018

MEDICINE MAN TECHNOLOGIES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-55450	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of principal executive offices)

(303) 371-0387

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 1, 2018, we retained Joseph P. Puglise as our Chief Operating Officer. Thereafter, on February 22, 2019, Mr. Puglise was appointed as a director of our Company, to replace Brett Roper, who passed away in December 2018. Mr. Puglise receives an annual salary of $300,000 from us, plus other benefits generally provided to our employees

Following is Mr. Puglise’s resume:

Joseph P Puglise, age 48, was appointed as a director of our Company in February 2019. He had previously been appointed as our Chief Operating Officer in December 2018. In addition to his positions with our Company, from April 2015 through November 2018, Mr. Puglise was the CEO and a member of the Board of Directors of Brite Media/Beekman Group, New York, N.Y., a company engaged in media services. He remains a director of this company as of the date of this report. Previously, from August 1993 through April 2015, he held a variety of positions, rising to be President of iHeartmedia, New York, a company engaged in media services. Mr. Puglise received a Bachelor of Science degree from the Wharton School, University of Pennsylvania, in 1992. He devotes substantially all of his time to our business affairs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.
(Registrant)

Dated: February 22, 2019	By:	/s/ Andrew Williams
Andrew Williams, Interim Chief Executive Officer

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